Exhibit 99.1

Pharma-Bio Serv Announces Results for the Year Ended October 31, 2018

DORADO, PUERTO RICO / ACCESSWIRE / January 29, 2019 / Pharma-Bio Serv, Inc. ("Pharma-Bio Serv" or the "Company") (OTCQB: PBSV), a compliance, project management and technology transfer support consulting firm, that provides services to the pharmaceutical, biotechnology, chemical, medical device, cosmetic, food and allied products industries, today announced net revenues from continuing operations for the year ended October 2018 were $17.8 million, an increase of $4.5 million, or 34%, when compared to last year.

Net income for the year ended October 31, 2018 was approximately $1.3 million, an increase in net earnings of $2.7 million, when compared to last year.

On September 17, 2018, the Company sold substantially all of its laboratory business assets (the “Laboratory Assets” or the “Discontinued Operation”). The sale of the Laboratory Assets for $5 million generated a net tax gain of approximately $2.7 million.

During the current fiscal year, the Company was affected by the recent US Tax Reform provisions, including an estimated one-time non-recurring Transition Tax of $2.7 million. The impact of this legislation was a prospective, significantly lower income tax rate and an opportunity to repatriate non-US subsidiaries undistributed earnings to the Company. As a result, certain of our existing non-US subsidiaries were able to repatriate with no significant tax burden, which contributed to the October 15, 2018 cash dividend to shareholders of approximately $1.7 million in aggregate.

“Based on a corporate strategy to refocus the Company on consulting services, we sold substantially all of our laboratory business and discontinued our efforts to pursue opportunities that were not considered strategic to the Company. We believe that consulting services, which have been our core business, will provide the maximum added-value to our clients and shareholders. We are also pleased with the financial results of the Company to date and were delighted to provide a dividend to our loyal shareholders," said Victor Sanchez, CEO of Pharma-Bio Serv, Inc.

About Pharma-Bio Serv, Inc.

Pharma-Bio Serv is a compliance, project management, and technology transfer support consulting firm, headquartered in Puerto Rico, with operations in the U.S., Ireland, and Spain. Pharma-Bio Serv's core business is FDA and other international regulatory compliance agency related services. The Company's global team includes leading engineering and life science professionals, quality assurance managers and directors.

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of Pharma-Bio Serv. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release. Although Pharma-Bio Serv's management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies, which could cause its actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause Pharma-Bio Serv's actual results or performance to differ materially from the forward-looking statements include those set forth in the "Risk Factors" section of Pharma-Bio Serv's Annual Report on Form 10-K for the year ended October 31, 2018, and in its other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. Pharma-Bio Serv disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Company Contact:
Pedro J. Lasanta
Chief Financial Officer
787 278 2709

SOURCE: Pharma-Bio Serv, Inc.